                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 30, 1997, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware Corporation, American Enterprise Life Insurance Company, an Indiana life insurance company and American Express Financial Advisors, Inc., is hereby amended as follows:

     SECTION 9. NOTICES, of the Agreement is hereby deleted in its entirety and replaced with the following:

                               SECTION 9. NOTICES

     Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice of communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

               AMERICAN EXPRESS FINANCIAL ADVISORS, INC.
               AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
               1765 AXP Financial Center
               Minneapolis, MN 55474
               Facsimile: 612-671-3866

               Attn: Mr. Gumer C. Alvero
                     Executive Vice President, Annuities

               cc:   AMERICAN EXPRESS FINANCIAL ADVISORS, INC.
                     AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                     50607 AXP Financial Center
                     Minneapolis, MN 55474
                     Attn: Mary Ellen Minenko, Esq.
                           Senior Counsel

               AIM VARIABLE INSURANCE FUNDS
               A I M DISTRIBUTORS, INC.
               11 Greenway Plaza, Suite 100
               Houston, TX 77046
               Facsimile: 713-993-9185

               Attn: Nancy L. Martin, Esq.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                               SEPARATE ACCOUNTS
         FUNDS AVAILABLE UNDER                 UTILIZING SOME OR                        CONTRACTS FUNDED BY THE
             THE CONTRACTS                      ALL OF THE FUNDS                           SEPARATE ACCOUNTS
         ---------------------                 -----------------                        ------------------------
           (Series I shares)
AIM V.I. Capital Appreciation Fund       American Enterprise Variable   -    Flexible Premium Deferred Variable Annuity
AIM V.I. Capital Development Fund        Annuity Account                     Contact Form Nos. 34560, 43260, 43410, 43431,
AIM V.I. Dent Demographics Trends Fund   American Enterprise Variable        44170, 44209, 44210, 240180 and 240343 (and
AIM V.I. Growth and Income Fund          Life Account                        any state variations thereof)
AIM V.I. International Equity Fund
AIM V.I. Value Fund                                                     -    Flexible Premium Variable Life Insurance
                                                                             Policy Form No. 37022 and state variations
                                                                             thereof

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


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

Effective Date: as of January 1, 2000.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin             By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President


                                        AMERICAN ENTERPRISE LIFE INSURANCE
                                        COMPANY


Attest: /s/ Mary Ellyn Minenko          By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Mary Ellyn Minenko                Name: Gumer C. Alvero
Title:: Assistant Secretary             Title: Executive Vice President,
                                               Annuities


                                        AMERICAN EXPRESS FINANCIAL ADVISORS,
                                        INC.


Attest: /s/ C. Nikol Davies             By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: C. Nikol Davies                   Name: Gumer C. Alvero
Title:: Assistant Secretary             Title: Vice President, Annuities


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